UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2006

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)	Not applicable
(b)	and (c)

Effective May 5, 2006, Karleen M. Oberton, Senior Corporate Controller and Principal Accounting Officer of ImmunoGen, Inc., has resigned her position to accept a position with another company.

Daniel M. Junius, the Company’s Senior Vice President, Finance and Chief Financial Officer, will serve as ImmunoGen’s Principal Accounting Officer effective immediately while ImmunoGen conducts a search for a new Corporate Controller. Mr. Junius has been with the Company since May 2005. Prior to joining ImmunoGen, Mr. Junius served as Executive Vice President and Chief Financial Officer of New England Business Service (NEBS) from 1998 until 2004. Prior to NEBS, Mr. Junius was Vice President and Chief Financial Officer at Nashua Corporation, which he joined in 1984 and held financial management positions of increasing responsibility before becoming Chief Financial Officer in 1996. Mr. Junius has entered into no transactions with ImmunoGen of the kind that would require disclosure under Item 404(a) of Regulation S-K.
As previously disclosed, Mr. Junius’ base salary is $300,000 per year, and he is eligible for an annual cash bonus of up to 35% of his annual salary. Mr. Junius is entitled to receive severance payments in an amount equal to twelve (12) months of his annual base salary in effect immediately prior to termination, in the event that his employment is terminated by the Company without cause.

(d) Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: May 10, 2006	/s/ Daniel M. Junius

Daniel M. Junius
Senior Vice President and Chief Financial Officer

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